UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2019

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

1001 Louisiana Street, Suite 2900 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 654-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.001 par value	SPN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities

On December 10, 2019, Pumpco Energy Services, Inc. (“Pumpco”), an indirect, wholly owned subsidiary of Superior Energy Services, Inc. (the “Company”), completed its existing hydraulic fracturing field operations and determined to discontinue, wind down and exit its hydraulic fracturing operations. The Company intends to maintain an adequate number of employees to efficiently wind down Pumpco’s business.

The financial results of Pumpco’s operations have historically been included in the Company’s Onshore Workover and Completions Services segment. In connection with discontinuing, winding down and exiting the hydraulic fracturing business, the Company expects to report a pre-tax charge of approximately $45 million in reduction in value of assets, primarily related to intangible assets and expects to incur approximately $12 million in costs associated with the discontinuance of operations. Pumpco’s business will be reflected as discontinued operations in the Company’s financial statements for the year ending December 31, 2019 and its assets will be divested. Discontinuing hydraulic fracturing is aligned with the Company’s strategic objective to divest assets and service lines that do not compete for investment in the current market environment. Net proceeds from the divestiture of Pumpco’s assets will be used to reduce debt.

Item 2.06	Material Impairments

The information contained in Item 2.05 relating to the asset impairments is incorporated into this Item 2.06 by reference.

Forward Looking Statements

This report on Form 8-K contains certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the amount, nature and timing of the costs anticipated to be incurred by the Company in connection with the exit of Pumpco’s business. These forward-looking statements are generally identified by the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “may,” “should,” “could,” “will,” “would,” and “will be,” and variations of such words and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are subject to significant risks, assumptions and uncertainties. Known material factors that could cause the Company’s actual results to differ materially from the results contemplated by such forward-looking statements are described in the forward looking statements and risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and those risk factors set forth from time to time in other filings with the Securities and Exchange Commission. The Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ William B. Masters
William B. Masters
Executive Vice President, General Counsel and Secretary

Dated: December 16, 2019